SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                             FORM 8-K



                          CURRENT REPORT




                PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) April 22, 1996




                      WESTERN RESOURCES, INC.
      (Exact Name of Registrant as Specified in Its Charter)




             KANSAS                      1-3523                 48-0290150
(State or Other Jurisdiction of       (Commission          (Employer
Incorporation or Organization)        File Number)        Identification No.)



   818 KANSAS AVENUE, TOPEKA, KANSAS                                 66612
(Address of Principal Executive Offices)                          (Zip Code)




Registrant's Telephone Number Including Area Code (913) 575-6300

                     WESTERN RESOURCES, INC.


Item 5.  Other Events


     The following press release was issued in response to Kansas City Power
& Light's (KCPL) rejection of the Company's merger proposal on April 22, 1996.



      SHARES OF KANSAS CITY POWER & LIGHT COMPANY ("KCPL")
COMMON STOCK HELD BY WESTERN RESOURCES, INC. ("WESTERN RESOURCES"), ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF WESTERN RESOURCES AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND KCPL

     Western Resources may solicit proxies against the KCPL/UtiliCorp Inc. merger. The participants in this solicitation may include Western Resources, the directors of Western Resources (Frank J. Becker, Gene A. Budig, C.Q. Chandler, Thomas R. Clevenger, John C. Dicus, John E. Hayes, Jr., David H. Hughes, Russell W. Meyer, Jr., John H. Robinson, Louis W. Smith, Susan M. Stanton, Kenneth J. Wagnon and David C. Wittig), and the following executive officers and employees of Western Resources or its subsidiaries: Steven L. Kitchen (E.V.P. and C.F.O.), Carl M. Koupal, Jr. (E.V.P. and CAO), John K. Rosenberg (E.V.P. and G.C.), Jerry D. Courington (Controller), James T. Clark (V.P., M.I.S.), William G. Eliason (V.P.), Thomas L. Grennan (V.P.), Richard
M. Haden (E.V.P.), Norman E. Jackson (E.V.P.), James A. Martin (V.P.), Hans E. Mertens (V.P.), Carl A. Ricketts (V.P.), David E. Roth (V.P.), Mark A. Ruelle (V.P.), Edward H. Schaub (V.P.), Thomas E. Shea (Treasurer), Richard D. Terrill (Secretary), William B. Moore (President, KGE), Steven A. Millstein (President, Westar Consumer), Rita A. Sharpe (V.P., Westar Business), Kenneth
T. Wymore (President, Westar Business), C. Bob Cline (President, Westar Capital), Fred M. Bryan (President, KPL), Roderick S. Donovan (V.P., Westar Gas Marketing), Catherine A. Forbes, Hal L. Jensen, Lisa A. Walsh, Donald W. Bartling, Michael L. Faler, Clyde R. Hill, Leroy P. Wages, David R. Phelps, Wayne Kitchen, Glen A. Scott, Jr., Kelly B. Harrison, Marcus J. Ramirez, Anita
J. Hunt, Ira W. McKee, Jr., Michael D. Clark (Controller, Westar Business Services), Doug J. Henry, Annette M. Beck, C.W. Underkofler, Carol E. Deason, James N. Wishart, Gregory M. Wright, Richard D. Kready, Michel J. Philipp, Greg A. Greenwood, Carolyn A. Starkey, Bruce A. Akin, James J. Ludwig and Bruce R. Burns.

     As of April 19, 1996, Western Resources had no security holdings in KCPL. Robert L. Rives, a person who will solicit proxies, is the beneficial owner of 500 shares of common stock, no par value, of KCPL (the "KCPL Common Stock"). Western Resources director Susan M. Stanton serves as co-trustee of two trusts, which beneficially own 7,900 shares of KCPL Common Stock. No trading activity has occurred with respect to any of such stock during the last two years. Western Resources director C.Q. Chandler is Chairman of the board of directors of INTRUST Financial Corporation. INTRUST Bank, a subsidiary of INTRUST Financial Corporation, holds in ten trust accounts an aggregate of 5,468 shares of KCPL Common Stock. Wayne Kitchen is the beneficial owner of 400 shares of KCPL Common Stock.

     Other than as set forth, herein, as of the date of this news release, neither Western Resources nor any of its directors, executive officers or other representatives or employees of Western Resources, or other persons known to Western Resources, who may solicit proxies has any security holdings in KCPL. Western Resources disclaims beneficial ownership of any securities of KCPL held by any pension plan of Western Resources or by any affiliate of Western Resources.

     Although Salomon Brothers Inc, financial advisors to Western Resources, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning Salomon Brothers Inc, Gregg S. Polle (Managing Director), Arthur H. Tildesley, Jr. (Director), Terence G. Kaweja (Vice President) and Anthony R. Whittemore (Associate), in each case of Salomon Brothers Inc, may assist Western Resources in such a solicitation. Salomon Brothers Inc engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their business, Salomon Brothers Inc may trade securities of KCPL for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 19, 1996, Salomon Brothers Inc did not hold any securities of KCPL.

     Except as disclosed above, to the knowledge of Western Resources, none of Western Resources, the directors or executive officers of Western Resources or the employees or other representatives of Western Resources named above has any interest, direct or indirect, by security holdings or otherwise, in KCPL.

     A registration statement relating to the Western Resources securities referred to in this news release has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



       WESTERN RESOURCES DISAPPOINTED BY KCPL'S RESPONSE,
             PREPARES TO SOLICIT KCPL SHAREHOLDERS

     TOPEKA, Kansas, April 22, 1996 -- "We are extremely disappointed that we were not given an opportunity to meet with the Kansas City Power & Light board to present our offer," said John E. Hayes, Jr., Western Resources chairman of the board and chief executive officer. Hayes made the statement in response to today's announcement by the KCPL board of directors declining Western Resources' merger offer.
     "The terms of a Western Resources/KCPL merger are clearly financially superior to those proposed by UtiliCorp. We are convinced that given an opportunity to fully understand our offer, the KCPL board would have concluded that it is depriving its shareholders of the benefits of a better deal -- an increased dividend, a better price, and greater financial strength for the future," said Hayes. "We continue to welcome the opportunity to discuss our offer with KCPL's board."
     The Western Resources board of directors met following the action by KCPL and unanimously authorized the company to move forward with a plan to combine the two companies.

  "After a week of consideration, we thought KCPL's board would recognize that the dollar opportunities for shareholders, customers, employees and the community are simply too great to ignore," said Hayes. "We must pursue all avenues to bring about a Western Resources/KCPL merger. Therefore, we will go directly to KCPL shareholders and ask them to vote against the proposed merger of UtiliCorp and KCPL."

   Western Resources' proxy solicitation materials are being filed today with the Securities and Exchange Commission (SEC) and will be mailed shortly. Western Resources also is filing today exchange offer materials with the SEC and intends to make its offer directly to shareholders of KCPL as soon as its registration statement has been declared effective by the SEC.

   On April 14, Western Resources offered to merge with KCPL in a tax-free transaction offering increased annual dividends for KCPL shareholders, a premium over market price for KCPL common shares, earnings improvement for Western Resources and KCPL shareholders, and lower rates for customers, all without any employee layoffs.

  "Our initial review of the KCPL board's decision to reject our offer indicates a general lack of understanding on their part of both Western Resources and our proposal. We will be responding in detail very shortly," said Hayes. "We believe once KCPL shareholders review our materials, they, too, will conclude that we're offering the better merger for everyone involved."

    Western Resources (NYSE:WR) is a diversified energy company. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its subsidiaries, Westar Business Services, Westar Consumer Services, Westar Capital, and The Wing Group, energy-related products and services are developed and marketed in the continental U.S., and offshore. For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             Western Resources, Inc.




Date   April 22, 1996             By             S. L. Kitchen
                                       S. L. Kitchen, Executive Vice President
                                             and Chief Financial Officer



Date   April 22, 1996             By          Jerry D. Courington
                                                 Jerry D. Courington,
                                                      Controller